AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1999

                           REGISTRATION NO. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                       AND
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-8 REGISTRATION STATEMENT
                              (FILE NO. 333-57257)
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                 ZIFF-DAVIS INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)
                                   13-3987754
                     (I.R.S. Employer Identification Number)
                  28 EAST 28TH STREET, NEW YORK, NEW YORK 10016
               (Address of Principal Executive Offices, Zip Code)

                ZIFF-DAVIS 1998 EMPLOYEE STOCK PURCHASE PLAN
                ZIFF-DAVIS 1998 INCENTIVE COMPENSATION PLAN
          ZIFF-DAVIS 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)

                               TIMOTHY C. O'BRIEN
                                 ZIFF-DAVIS INC.
                               28 EAST 28TH STREET
                            NEW YORK, NEW YORK 10016
                     (Name and Address of Agent for Service)
                                 (212) 503-3500
          (Telephone Number, Including Area Code, of Agent for Service)

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                       PROPOSED
                                                                PROPOSED MAXIMUM       MAXIMUM           AMOUNT OF
       TITLE OF EACH CLASS OF                AMOUNT TO BE         OFFERING PRICE       AGGREGATE        REGISTRATION
    SECURITIES TO BE REGISTERED             REGISTERED (1)        PER SHARE (2)      OFFERING PRICE         FEE
------------------------------------------------------------------------------------------------------------------------------------
ZIFF-DAVIS INC. - ZD COMMON STOCK,
PAR VALUE $.01 PER SHARE ("ZD STOCK")         1,800,000              $12.91             $23,238,000         $6,460.17
ZIFF-DAVIS INC. - ZD NET COMMON STOCK,
PAR VALUE $.01 PER SHARE ("ZDNET
STOCK")                                      14,100,000              $19.47            $274,527,000        $76,318.51
====================================================================================================================================

(1)  1,000,000 shares of ZDNet Stock are being registered pursuant to the 1998 Employee Stock Purchase Plan; 1,800,000 shares of ZD
     Stock and 13,000,000 shares of ZDNet Stock are being registered pursuant to the 1998 Incentive Compensation Plan; and 100,000
     shares of ZDNet Stock are being registered pursuant to the 1998 Non-Employee Directors' Stock Option Plan.

(2)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h), based upon the average of the high and low sales prices of the Company's ZD Stock and ZDNet Stock, as quoted through the New York Stock Exchange, on
     May 26, 1999.

     THIS REGISTRATION STATEMENT CONTAINS, PURSUANT TO RULE 429, A COMBINED PROSPECTUS THAT ALSO RELATES TO 10,200,000 SHARES OF ZD STOCK REGISTERED ON FORM S-8, REGISTRATION STATEMENT NO. 333-57257. THIS FILING ALSO CONSTITUTES A POST-EFFECTIVE AMENDMENT TO THAT REGISTRATION STATEMENT.

                                     PART I
--------------------------------------------------------------------------------


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        ITEM 1.  PLAN INFORMATION.

                 Omitted pursuant to the instructions and provisions of Form S-8.

        ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                 Omitted Pursuant to the instructions and provisions of Form S-8.

        UPDATE

         On March 30, 1999 the shareholders of Ziff-Davis Inc. (the "Company") approved amendments to each of the 1998 Incentive Compensation Plan (the "Incentive Plan"), the 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") and 1998 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors Plan") to (1) permit grants of awards under each plan with respect to either series of common stock of Ziff-Davis Inc. (Ziff-Davis Inc. - ZD Common Stock, par value $.01 per share or Ziff-Davis Inc. - ZDNet Common Stock, par value $.01 per share), (2) to increase the number of shares authorized for issuance, (3) solely with respect to the Incentive Plan, to provide that shares issuable thereunder may be supplied from outstanding shares of ZD Stock held by the Company's majority shareholder, and solely for calendar year 1998, to increase the number of shares in respect of which options to acquire shares of common stock of the Company may be granted to any single participant and (4) solely with respect to the Non-Employee Directors Plan, to permit discretionary grants of additional options from time to time.

         On April 7, 1999, GameSpot Inc., a California Corporation ("Gamespot"), merged with and into ZD Inc., a Delaware corporation ("ZD") and a wholly owned subsidiary of the Company (the "Merger"). In connection with the Merger, all options to purchase GameSpot common stock outstanding under the GameSpot 1997 Option Plan immediately prior to the effective time of the Merger were replaced with options to purchase ZDNet Stock in substitution therefor pursuant to the Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Ziff-Davis Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

        1. The Company's Registration Statement on Form S-1 (File No.
333-69447).

        2. The description of Ziff-Davis Inc. - ZD Common Stock, par value $.01 per share ("ZD Stock") and Ziff-Davis Inc. - ZDNet Common Stock, par value $.01 per share (the "ZDNet Stock"), contained in the Company's Registration Statement on Form S-1 (File No. 333-69447) and incorporated by reference in the Company's Registration Statement on Form 8-A (File No. 001-14055).

        3. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, pursuant to the Exchange Act (File No. 1-9676).

        4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, pursuant to the Exchange Act (File No. 1-9676).

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of ZD Stock and ZDNet Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings, in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.4 of the Company's By-laws provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by Delaware General Corporation Law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(d) for any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation provides for such limitation of liability. The directors and officers of the Company are also insured under policies of insurance maintained by the Company, subject to the limits of such policies, against certain losses arising from any claim made against them by reason of being or having been such officers or directors. In addition to the protection available under our restated charter, by-laws and insurance policies, we have entered into agreements with our outside directors to indemnify them to the fullest extent permitted by law against losses arising from any claim against them by reason of being or having been a director.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

ITEM 8.     EXHIBITS

Exhibit
  No.       Description
-------     -----------

3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-69447).

3.2         By-laws of the Company (incorporated herein by reference to Exhibit
            3.3 to the Company's Registration Statement on Form S-1, File No. 333-69447).

4.1 Specimen of certificate representing Ziff-Davis Inc. - ZD Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, File No. 333-69447).

4.2 Specimen of certificate representing Ziff-Davis Inc. - ZDNet Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, File No. 333-69447).

4.3         Ziff-Davis 1998 Employee Stock Purchase Plan (the "Stock Purchase
            Plan").

4.4         Ziff-Davis 1998 Incentive Compensation Plan (the "Incentive
            Plan").

4.5 Ziff-Davis 1998 Non-Employee Directors' Stock Option Plan (the "Directors Plan" and, together with the Stock Purchase Plan and the Incentive Plan, the "Plans").

5.1 Opinion of Sullivan & Cromwell as to the validity of ZD Stock and ZDNet Stock issued under the Plans.

23.1 Consent of Sullivan & Cromwell (contained in Exhibit 5.1 attached hereto).

23.2        Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included in the signature page of this Registration Statement).


ITEM 9.     REQUIRED UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 26th day of May, 1999.

                                      ZIFF-DAVIS  INC.


                                      By /s/ Eric Hippeau
                                        --------------------------------------
                                        Eric Hippeau
                                        Chairman, Chief Executive Officer


                                POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints Timothy C. O'Brien (Chief Financial Officer of the Company) and J. Malcolm Morris (Senior Vice President and General Counsel), and each of them severally, his/her true and lawful attorney-in-fact or attorneys-in-fact with power of substitution and resubstitution to sign in his/her name, place and stead in any and all such capacities the Registration Statement, any and all amendments thereto and any and all registration statements necessary to register additional securities or register a reoffer prospectus and any documents in connection therewith, and to file the same with the Commission, each of said attorneys-in-fact to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed such power of attorney, every act whatsoever which such attorneys-in-fact, or any of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the registrant might or could do in person.

        Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 26, 1999.

              Name                                  Title

     /s/ Eric Hippeau
-----------------------------------  Chairman, Chief Executive Officer, Director
         Eric Hippeau                      (Principal Executive Officer)


     /s/ Timothy C. O'Brien
-----------------------------------      Chief Financial Officer, Director
         Timothy C. O'Brien                (Principal Financial Officer)


     /s/ Mark D. Moyer
-----------------------------------                  Controller
         Mark D. Moyer                     (Principal Accounting Officer)

              Name                                  Title


     /s/ Jason E. Chudnofsky
-----------------------------------                  Director
         Jason E. Chudnofsky


     /s/ Daniel L. Rosensweig
-----------------------------------                  Director
         Daniel L. Rosensweig



-----------------------------------                  Director
         Masayoshi Son



-----------------------------------                  Director
         Yoshitaka Kitao


     /s/ Ronald D. Fisher
-----------------------------------                  Director
         Ronald D. Fisher


     /s/ Jonathan D. Lazarus
-----------------------------------                  Director
         Jonathan D. Lazarus


     /s/ Jerry Yang
-----------------------------------                  Director
         Jerry Yang

                                  EXHIBIT INDEX


Exhibit
  No.       Description
-------     -----------

3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-69447).

3.2         By-laws of the Company (incorporated herein by reference to Exhibit
            3.3 to the Company's Registration Statement on Form S-1, File No. 333-69447).

4.1 Specimen of certificate representing Ziff-Davis Inc. - ZD Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, File No. 333-69447).

4.2 Specimen of certificate representing Ziff-Davis Inc. - ZDNet Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1, File No. 333-69447).

4.3         Ziff-Davis 1998 Employee Stock Purchase Plan (the "Stock Purchase
            Plan").

4.4         Ziff-Davis 1998 Incentive Compensation Plan (the "Incentive
            Plan").

4.5 Ziff-Davis Inc. 1998 Non-Employee Directors' Stock Option Plan (the "Directors Plan" and, together with the Stock Purchase Plan and the Incentive Plan, the "Plans").

5.1 Opinion of Sullivan & Cromwell as to the validity of the ZD Stock and ZDNet Stock issued under the Plans.

23.1 Consent of Sullivan & Cromwell (contained in Exhibit 5.1 attached hereto).

23.2        Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included in the signature page of the Registration Statement).